CONSENT OF ATTORNEYS

Reference is made to the Registration Statement on Form S-8 of Applied Computer Technology, Inc., whereby the Company proposes to issue up to l,437,500 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


Very truly yours,
HART & TRINEN
William T. Hart


Denver, Colorado
October 9, 1997










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               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT

We consent to the incorporation by reference in the Registration Statement of Applied Computer Technology, Inc. on Form S-8 of our report dated April 11, 1997 on our audit of the consolidated financial statements of Applied Computer Technology, Inc. as of December 31, 1996, and for the year then ended. Our report is included in the Annual Report of Applied Computer Technology, Inc. on Form 10-KSB for the fiscal year ended December 31, 1996.



HEIN & ASSOCIATES, L.L.P


Denver, Colorado
October 8, 1997









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               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS CONSENTS


    We consent to the incorporation by reference in the Registration Statement of Applied Computer Technology Inc. on Form S-8 of our report dated April 25, 1996 relating to the financial statements of Applied Computer Technology, Inc. as of December 31, 1995 and for the year then ended. This report is included in the Annual Report of Applied Computer Technology, Inc. on Form 10-KSB for the fiscal year ended December 31, 1996.


Brock and Company, CPA's P.C.


Fort Collins, Colorado
October 9, l997